U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Southwest Charters, Inc.

             (Exact name of registrant as specified in its charter)



California                          4400                             33-0991052
------                              ----                             ----------
(State or other         (Primary Standard Industrial           (I.R.S. Employer
jurisdiction of          Classification Code Number)        Identification No.)
incorporation or
organization)


             3862 Riviera Drive, #401, San Diego, California 92109
       ------------------------------------------------------------ -----
        (Address of registrant's principal executive offices) (Zip Code)


                                  858-273-4701
              (Registrant's Telephone Number, Including Area Code)

                                Erin Kirkpatrick
                         444 West "C" Street, Suite 120
                           San Diego, California 92101
                             Telephone 619-405-0711
                             Facsimile 619-236-8182
     (Name, Address and Telephone Number of Agent for Service)

        Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


CALCULATION OF REGISTRATION FEE

-------------------- ----------------- ----------------- ----------------- -----
   Title of each   Amount to be     Proposed          Proposed    Amount of
     class of ..   registered       maximum           maximum     registration
 securities to be  offering price   aggregate                     fee
    registered     per share        offering price
----------------   --------------   ---------------   ---------   --------------
----------------   --------------   ---------------   ---------   -------------
 Common stock, no       6,220,000   $          0.10   $ 622,000   $  155.50
     par value
-------------------- ----------------- ----------------- -----------------


(1) Represents shares offered by selling shareholders. The offering price of $0.10 per share for the selling shareholders was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Southwest Charters, Inc., a California corporation

6,220,000 Shares of Common Stock

This prospectus relates to 6,220,000 shares of our common stock. We are offering for sale 6,220,000 shares of our common stock in a direct public offering. The purchase price is $0.10 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. The selling shareholders will sell their own shares. If all of the shares offered are purchased, the proceeds will be $622,000 but none of the proceeds will be received by us. No minimum amount is required to be sold in this offering. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement unless the we determine to extend the offering for one additional term of six months.



--------------------- ------------------- -------------------- ----------------
Title of securities    Number of offered    Offering price        Proceeds
   to be offered            shares             per share
--------------------- ------------------- -------------------- ----------------
  Common Stock(1)         6,220,000              $0.10            $622,000
--------------------- ------------------- -------------------- ----------------


The selling security holders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

See "Risk Factors" for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is           , 2002.
                             Subject to completion.

                                TABLE OF CONTENTS


Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Use of Proceeds...............................................................8
Determination of Offering Price...............................................9
Dilution......................................................................9
Selling Security Holders.....................................................10
Plan of Distribution.........................................................10
Legal Proceedings............................................................11
Directors, Executive Officers, Promoters and Control Persons.................11
Security Ownership of Certain Beneficial Owners and Management...............14
Description of Securities....................................................14
Interest of Named Experts and Counsel........................................15
Disclosure of Commission Position on Indemnification for Securities
Act Liabilities..............................................................15
Organization Within Last Five Years..........................................15
Description of Business......................................................16
Management' Discussion and Analysis of Financial Condition and Results
of Operations................................................................20
Description of Property......................................................22
Certain Relationships and Related Transactions...............................23
Market for Common Equity and Related Stockholder Matters.....................22
Executive Compensation ......................................................24
Financial Statements.........................................................25
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure.........................................................42
Legal Matters................................................................42
Experts......................................................................42
Additional Information.......................................................42
Indemnification of Directors and Officers....................................42
Other Expenses of Issuance and Distribution..................................43
Recent Sales of Unregistered Securities......................................43
Exhibits.....................................................................44
Undertakings.................................................................44
Signatures...................................................................45

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                         Our principal business address is 3862
                                      Riviera Drive, Suite 401, San
                                      Diego, California 92109. Our telephone
                                      number is 858-270-4701.

                                      We intend to provide a broad range of
                                      yacht services, including:

                                              -yacht rental and charter;
                                              -yacht ownership services,
                                              such as the provision of captain,
                                              crew, supplies, maintenance,
                                              delivery as well as complete
                                              contracted care of yachts; and

Our state of organization:            We were incorporated in California on
                                      May 16, 2001.

Summary financial information:        The summary financial information set
                                      forth below is derived from the more
                                      detailed financial statements appearing
                                      elsewhere in this Form SB-2. We have
                                      prepared our financial statements
                                      contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form SB-2.

     Income Statement                        Period from
                                      May 16, 2001 to May 30, 2002

Revenue                               $              0
Net Income (Los                                 (6,350)
Net Income (Loss) Per Share                         (0.00127)

     Balance Sheet                    May 30, 2002

Total Assets                          $            500
Total Liabilities                                4,350
Shareholders' Equity (Deficit)                  (3,850)

Number of shares being offered: The selling shareholders intend to sell up 6,220,000 shares being registered pursuant to this registration statement.

Number of shares outstanding          26,620,000 shares of our common stock are
after the offering:                   currently issued and outstanding. After
                                      the offering, 26,620,000 shares of our
                                      common stock will be issued and
                                      outstanding.

Estimated use of proceeds:            We will not receive any proceeds from this
                                      Offering.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.


We have no operating history upon which an evaluation of our prospects can be made. It will be difficult to evaluate our business because we were only recently incorporated on May 21 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

We have not generated any operating revenue. We have incurred a net loss since inception and expect to incur net losses for the foreseeable future. We have generated losses since inception. As of May 30, 2002, the date of our most recent audited financial statement, our losses since inception were approximately $6,350. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

We do not yet have a yacht. We are in the process of acquiring our first yacht. We do not yet own a yacht but expect to own a yacht and commence chartering operations on approximately September 15, 2002. We will initially depend exclusively upon this yacht for the charter services that we provide.

Reliance on independent contractors. We intend to offer both "bare boat" charters in which our customer(s) sails their chartered yacht themselves, and crewed charters. For crewed charters, Southwest intends to place exclusive reliance on independent contractors. Our current officer and sole employee is not licensed to operate sailing charters and therefore will not be able to crew any charter contracted by us. Consequently, to the extent captains or crews are required for our charters, we will have to rely on independent contractors for this purpose. We have not yet negotiated any contracts with any such independent contractors. These contractors will not be not employed or otherwise controlled by us and will be generally free to conduct their business at their own discretion. Although these contractors will enter into contracts with us, such contracts typically can be terminated upon 30 days notice. The loss of the services of these independent contractors could have a material adverse effect on our business, financial condition and results of operations.

We may need additional financing. We may not be able to further implement our business strategy unless sufficient funds are raised as a result of business operations or subsequent public or private offerings, which could prevent us from conducting marketing activities and becoming profitable. We do not currently have any specific plans to conduct an additional public or private offering. We have recently completed our initial capitalization with a private offering that resulted in $124,500 in proceeds to Southwest. In order to develop our business and fund proposed marketing activities, we believe that the proceeds from this offering will be sufficient to conduct our operations for the next 12 months although there can be no assurance that this is in fact true.

     We may not realize sufficient proceeds from operations to to provide adequate cash flow for planned expansion of our activities in the future and for marketing expenses. We have not yet engaged in any significant marketing of our products and services. Our marketing activities are significantly limited and, to pay for more sophisticated marketing activities, we need to raise funds in this offering. Our inability to successfully grow our business and to market our products and services could seriously impact the value of an investment in Southwest. If we fail to achieve sufficient revenue to sustain our operations, investors may lose their entire cash investment.

Because of our lack of funds and past losses, our independent accountants' audit report states that there is substantial doubt about our ability to continue as a going concern. Our auditors have issued a going concern opinion as of the date of our most recent audit, May 30, 2002. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. That is because as of May 30, 2002 we had not generated any revenues and no revenues were anticipated. Accordingly, in order to stay in business we must raise cash either from the sale of services or from other sources. Our only other source for cash at this time is investments by others in our company. From July 22, 2002 to August 22, 2002, we raised $124,500 from the sale of stock to our selling stockholders. If these funds, together with our product sales are not sufficient to support the company's operations during the next 12 months, then we may have to raise cash through loans or equity financing in order to implement our business plan. If we are unable to raise additional capital then you may lose your entire investment.

We face intense competition in the recreational boating industry and may not have adequate resources to market our products in order to compete successfully. We operate in a highly competitive environment. In addition to facing competition generally from non-boating recreation businesses seeking to attract discretionary spending dollars, the recreational boat and yacht charter industry is highly fragmented, resulting in intense competition for customers and suitable retail locations, particularly on or near waterways. Competition increases during periods of stagnant economic growth, such as currently exists. We compete primarily with single-location boat dealers and, with respect to sales of marine parts, accessories, services and equipment, with national specialty marine parts and accessories stores, catalog retailers, sporting goods stores, and mass merchants. Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. Our ability to compete effectively will be hindered unless we raise sufficient funds in this offering.

     We will be dependent upon third party suppliers. Problems with third-party suppliers could interrupt our operations, which could hinder our ability to generate revenues. We will purchase parts and equipment and contract for services from third parties. Therefore, we are subject to risks such as delays in shipments, work stoppages and termination of supply agreements.

The occurrence of any of these events or the loss of any supplier could interrupt our operations until alternative supply arrangements are made. We cannot assure investors that we will be able to obtain parts or equipment from other suppliers in sufficient quantities to meet our near-term schedules or on substantially similar terms as our current arrangements. In addition, parts or equipment obtained from alternative sources may not meet customer preferences.

The recreational boating industry has experienced stagnant overall revenue growth over the last 10 to 15 years. Consumer spending patterns, federal tax policies, and the cost and availability of fuel impact overall boat purchases, especially luxury, high-end yachts. We believe that the lack of increase in overall boat purchases has resulted from increased competition from other recreational activities, perceived hassles of boat ownership, and relatively poor customer service and education throughout the retail boat industry. The lack of industry growth will hinder our ability to grow our operations.

Our ability to conduct profitable operations depends upon a number of factors relating to or affecting consumer spending for luxury goods and services, such as recreational boats or yacht charters. Unfavorable local, regional, or national economic developments or uncertainties regarding future economic prospects could reduce consumer spending in the markets we serve. Consumer spending on luxury goods and services also may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in the sale of luxury goods and services. We may be unable to maintain our profitability during any period of adverse economic conditions or low consumer confidence. In addition, changes in federal and state tax laws, such as an imposition of luxury taxes on new boat purchases, also influence consumers' decisions to purchase products we offer and could have a negative effect on our sales.

Management has no experience with yacht chartering and will not work full time. Our sole employee, officer and director has no experience with yacht chartering. This could detrimentally impact the ability of Southwest to implement its business plan. In addition, he will work at most approximately 20 hours per week until we have enough results of operations to hire him full time.

Fuel price increases or supply shortages may increase our costs of operations, which will reduce our profitability. Diesel engines will power the recreational boats we charter or service. Consequently, a significant increase in the price or tax on the sale of fuel on a regional or national basis or an interruption in the supply could significantly increase our costs of operations and therefore reduce our profitability. At various times in the past, diesel or gasoline fuel has been difficult to obtain. The supply of fuels may be interrupted, rationing may be imposed, or the price of or tax on fuels may significantly increase in the future.

     To market our products and services, we may be required to raise additional funds. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate expending significant amounts on the marketing and promotion of our products and services. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs.

We arbitrarily determined the offering price of the shares of common stock being offered by the selling shareholders. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares. There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Forward Looking Statements

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We are registering 6,220,000 shares for sale by the selling stockholders. We will receive no proceeds from the sale of the selling stockholder's shares.

Determination of Offering Price

There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

Dilution

We are registering 6,220,000 shares for sale by the selling stockholders. We will receive no proceeds from the sale of the selling stockholder's shares. Consequently, the sale by the selling stockholders of their shares will not result in any dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

Selling Security Holders

This prospectus relates to the offer and sale of 6,220,000 shares of our common stock by the selling stockholders identified below. None of the selling stockholders are or have been affiliates of ours. The selling stockholders will determine when they will sell their shares. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by each of the selling stockholders:
-------------------------------------------------------------------------
                                                              Shares
                                                              beneficially
                                                                owned
Name                                                          after
                              Number of     Number of Shares  offering
                             Shares Owned        offered         (1)
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Dale and Valerie Redding            200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Granger W. Smith IV                 200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Roger E. Sowell                     200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------

Jretta L. Prophet- Sowell           200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Jretta L. Prophet- Sowell           200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Rex Major                           200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Roger Major                         200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Ryan Major                           20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Timothy Hopkins                     200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
 Virgina (Ginger) Osborn            200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Sheila Collins                      200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Marva E. James                      200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Frank Jr. or Lenore Senko           400,000           400,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Michael Senko                       200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Gina Senko                          200,000           200,000     0
-------------------------------------------------------------------------
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M & M Inbestments                   400,000           400,000     0
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Michael J. Berger                   200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Ivy J. Berger                       200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
David G. Hirn                        10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Aeran Hirn                           10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Charles L. Riddick                  200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Leonard C Edlund                     200000            200000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Cynthia Jo Ann Edlund               200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Dean R. Paulson                     200,000           200,000     0
-------------------------------------------------------------------------

-------------------------------------------------------------------------
Amy Paulson                         200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Bradley Thigpen                      20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Sharon Prophet                       20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Bob Prophet                          20,000            20,000     0
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-------------------------------------------------------------------------
James B. Curtis                      10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Linda B. Curtis                      10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Charles A. Tassin                    20,000            20,000     0
-------------------------------------------------------------------------
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Nance H. Pitts                       10,000            10,000     0
-------------------------------------------------------------------------
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Lee W. Pitts                         10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Charles M. Dyson                     200,00            200,00     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Crystal Dyson                        200,00            200,00     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Lance Munro                          10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Glenn Clary                         200,000           200,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Patricia M. Paine                    10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Bart E. Paine                         10000             10000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Layne B. Hobbs                       20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Sandy Hobbs                          20,000            20,000     0
-------------------------------------------------------------------------
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Thomas Le Cater                      10,000            10,000     0
-------------------------------------------------------------------------
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Angela Cates                         10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Raymond Domeier                      20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Randall j. Dargan                   10,0000           10,0000     0

-------------------------------------------------------------------------
-------------------------------------------------------------------------
Brandalyn Riddick                    10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Carol Rymer                          20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Larry Rhymer                         20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Angela Carlton                       20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
John Carlton                         20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Joan Tezak                           20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Sage Tezak                           10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
William Tezak                        20,000            20,000     0
-------------------------------------------------------------------------
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Agie Navarro                         10,000            10,000     0
-------------------------------------------------------------------------
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Mark Braginsky                       10,000            10,000     0
-------------------------------------------------------------------------
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Alexander Kurbanov                   10,000            10,000     0
-------------------------------------------------------------------------
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Tanya Kurbanov                       10,000            10,000     0
-------------------------------------------------------------------------
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Christina Lawrence                   10,000            10,000     0
-------------------------------------------------------------------------
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Lorene Shannon                       10,000            10,000     0
-------------------------------------------------------------------------
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KelleyA Shannon                      10,000            10,000     0
-------------------------------------------------------------------------
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Tim Shannon                          10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Alex Mcafee                          10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Chris Hart                          150,000           150,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Patrick Hutchinson                   10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Veronique Dellabruna                 10,000            10,000     0

-------------------------------------------------------------------------
-------------------------------------------------------------------------

Judy Dobosz                          10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Michael Alexander                    10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Marian Galardy                       10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Scott Cramer                         10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Joseph Galardy                       10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Ruth Della Bruma                     10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Randy Della Bruma                    10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Michael Houzahan                     10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Arthur Della Bruma                   10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Dave Melton                          10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Judy Dubosz                          10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
R W. Cramer                          10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Irene Taparauskas                    10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Paul Taparauskas                     10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Arkady Kurbanov                       25000             25000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Timothy Vilsak                       10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Anna Kurbanov                        25,000            25,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
VitalyTsoyrev                        20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Galina S Tsoyrev                     20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Viktor Tsoyrev                       20,000            20,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Alexander Reichman                   20,000            20,000     0

-------------------------------------------------------------------------
-------------------------------------------------------------------------
Elena Yakushina                      10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Alexander Itkin                      10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Brent P Dils                         10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Olga Felan-Dils                      10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Matthew Oberkirch                    10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Dezaree Giblin                       10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
David Shaffer                        10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Don V Shaffer                        10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Joseph E Galardy                     10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Justine Shaffer                      10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Fanya Golubova                       10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Nina A. Felciano-Galvez              10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Pamela Shannon                       10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Angelo Galino                        10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Vincent A. Gulino                    10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Lee Jensen                           10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Larry Jensen                         10,000            10,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Julie Stuart                         50,000            50,000     0
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Total                             6,220,000         6,220,000     0
-------------------------------------------------------------------------

Plan of Distribution

This prospectus covers the resale by selling shareholders of shares of our common stock that they have already purchased from us. Selling shareholders may sell their shares of common stock either directly or through a broker-dealer in transactions between selling shareholders and purchasers, or otherwise. The selling stockholders will not use the Internet for the sale of their shares.

Broker-dealers may charge commissions to both selling shareholders selling common stock, and purchasers buying shares sold by a selling shareholder. Neither the selling shareholders nor us can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling shareholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling shareholders must comply with regulations relating to distributions by selling shareholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling shareholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling shareholders may sell their common stock. Some states may also require selling shareholders to sell their common stock only through broker-dealers.

We will not receive any proceeds from the sale of the shares by the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees, which we expect to total approximately $32,000. The selling shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the directors and executive officers of our company, their ages, term served and all offices and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

         There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.
--------------------------------------------------------------------------
NAME OF DIRECTOR      AGE         TERM SERVED    POSITIONS WITH COMPANY
--------------------------------------------------------------------------
--------------------------------------------------------------------------

--------------------------------------------------------------------------
--------------------------------------------------------------------------
Kennan E. Kaeder       48        Since May 1,         President,
                                     2002         Secretary-Treasurer &
                                                        Director
--------------------------------------------------------------------------

Mr. Kaeder will serve as management of our company. He will initially devote approximately 20 hours per week of his time to Southwest until results of operations are sufficient to hire full time employees on an annual salary. The amount of that annual salary has not yet been determined and will depend upon the amount of sales the company is able to achieve. A brief description of his background and business experience is as follows:

Mr. Kaeder, age 48, has been an attorney licensed to practice law in the state of California since 1982. He maintains a private law practice in San Diego, California. He has extensive experience in advising new and developing companies in all aspects of the law relating to formation, capital raising and operating issues. Mr. Kaeder also has extensive sailing experience and has logged hundreds of hours sailing in the Pacific Ocean off the coast of California.

Executive Compensation

Our sole director does not currently receive and has never received any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended May 30, 2002 by Kennan E. Kaeder, our sole executive officer.

                           Summary Compensation Table
                          Long-Term Compensation Awards

------------------------------------------------------------------------
                          COMPENSATION-2001
------------------------------------------------------------------------
------------------------------------------------------------------------
NAME AND PRINCIPAL     SALARY         ($)BONUS      ($)NUMBER OF SHARES
POSITION                                            UNDERLYING OPTIONS
                                                            (#)
------------------------------------------------------------------------
------------------------------------------------------------------------

------------------------------------------------------------------------
------------------------------------------------------------------------
Kennan E. Kaeder        None            None               None
President.........
------------------------------------------------------------------------
------------------------------------------------------------------------

------------------------------------------------------------------------


We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group:
------------------------------------------------------------------------
Shareholder          Number of Shares           Percentage Owned
                    Beneficially Owned
------------------------------------------------------------------------
------------------------------------------------------------------------

------------------------------------------------------------------------
------------------------------------------------------------------------
Kennan E  Kaeder         6,666,667                   25.04%
------------------------------------------------------------------------
------------------------------------------------------------------------
Jon Lindquist            6,666,666                   25.04%
------------------------------------------------------------------------
------------------------------------------------------------------------
Konane Cramer            6,666,666                   25.04%
------------------------------------------------------------------------
------------------------------------------------------------------------
Selling                  6,220,000                   24.88%
   stockholders
------------------------------------------------------------------------
------------------------------------------------------------------------
All officers and         6,666,666                   25.04%
   directors as a
   group
------------------------------------------------------------------------

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities

The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

Southwest is presently authorized to issue 100,000,000 shares of no par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock.

Southwest is also presently authorized to issue 10,000,000 shares of no par value preferred stock. No preferred stock has been issued as of this date and management has no current plans to issue preferred stock to any investor. Under our company's articles of incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the California Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the California Secretary of State, or copies thereof may be obtained from our company.

Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under California corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

We intend to use The Nevada Agency And Trust Company, Bank of America Plaza, 50

West Liberty Street, Suite 880, Reno, Nevada, as our transfer agent and registrar for the common stock upon completion of the offering.

Interest of Named Experts and Counsel

None. Further, no expert or our counsel was hired on a contingent basis.

     Disclosure of Commission Position on Indemnification for Securities Act Liabilities

     Our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters. The promoters of Southwest are Jon Lindquist, Konane Cramer and Kennan Kaeder. Mr. Kaeder is also counsel to the company and has been paid $15,000 for the preparation of this offering. It is anticipated that Mr. Kaeder will continue to act as counsel to the company after this offering is sold. Mr. Lindquist and Mr. Cramer are not being compensated with either cash or stock. Instead, they have provided promotional efforts as a means of increasing the value of the stock they purchased on July 1, 2002. Their promotional efforts have consisted of formulating a business plan, locating and negotiating a contract for the purchase of a yacht and finding investors for our private offering.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 26,220,000 shares of common stock outstanding. Of these shares, the 6,220,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933.

The remaining 20,000,000 shares of common stock held by the remaining stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act of 1933. All of these shares will become eligible for sale by approximately July 1, 2002 subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one- and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

There is presently no agreement by any holder, including our "affiliates," of "restricted" shares not to sell their shares.

Penny Stock Regulation

Our shares will probably be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

Management's Discussion and Analysis Or Plan of Operations

We are a start-up, development stage company and have not yet generated or realized any revenues from our business operations. We are engaged in the business of offering charter yachts for recreational purposes. As of the date of this prospectus we have not yet acquired a yacht and we have not yet commenced meaningful business operations. We commenced business operations as a a yacht chartering company on May 15, 2002 and we do not yet have any results from operations.

Prior to May 15, 2002 the company had no business operations. To date, we have not completed the development of our proposed web site or commenced material revenue producing operations. Our activities to date have consisted of developing a business plan, beginning development of our web site, conducting a private offering of our securities and preparing this offering.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin selling our services. Accordingly, we must raise cash from sources other than the sale of our services. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our business plan and stay in business if our sales are not sufficient to support the company's operations.

We have financed our activities to date through the sale of securities. At inception, prior to any stock splits, our founding shareholder loaned the company $500 and provided consultation for our initial start up in exchange for 5,000,000 shares of common stock. From July 22, 200 through August 22, 2002, we conducted a private placement sale of common stock for gross proceeds of $124,500. As of May 30, 2002, the date of our most recent audit, we had incurred operating losses of $6,350 since inception.

Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are a development stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in production and possible cost overruns due to price and cost increases in our products.

To become profitable and competitive, we must establish a market presence through our web site and through direct marketing of our products. In addition, we may require additional financing during the year 2003.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on May 15, 2001

We just recently developed our business plan. We have not yet commenced meaningful business operations and we have not yet generated any revenue from the sale of services. As of May 30, 2002, the date of our most recent audit, we had incurred operating losses of $6,350 since inception.

Plan of Operations

Our Plan of Operation for the Next Twelve Months. In our management's opinion, to effectuate our business plan in the next twelve months, the following events should occur or we should reach the following milestones in order for us to become profitable.

First, we must acquire a yacht and we must conduct marketing activities to promote our services and obtain additional customers to increase our customer base. We intend to market our business primarily through referrals and our website. Future marketing will include articles and advertisements in industry publications, such as: Sailing, Sail and Ocean Navigator along with local dockside publications. Within six months of commencing this program we intend have developed an initial customer base.

Second, we must develop relationships with various parties including yacht owners, sellers, brokers, lessors, charter agents, maintenance suppliers, industry professionals and specialists, captains, crew, engineers, designers, insurance agents, legal advisors, and government agents. We believe that these parties will help supply some of our services and they may become sources of
referrals.   Within  six  to  twelve   months,   we  intend  to  have  developed
relationships with several of those parties who provide some of the services that we offer as well as be sources of referrals.

Third, we must develop our website so that it will function as a means for clients to access our range of services and communicate with us for support services as well as for use as a marketing tool to inform and persuade customers to engage our services. We intend to develop our website so that we utilize a database set up on the backend, which will capture customer information and allow us to process information concerning our clients and potential clients. One objective for our website is to interact with clients in "real time" so that they feel that their needs are being taken care of professionally and on a personal level. Within six to twelve months, we intend to have developed our website to provide those services.

We anticipate that we will use the funds raised in our private offering and revenues generated to fund the acquisition of our first yacht, for marketing activities and for working capital. We believe that the size of our operations may vary depending on the amount of funds raised in this offering. We believe that the size of our operations will increase because we will be able to increase our marketing activities if our operations so permit. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues.

We have raised $124,500 from our private offering. In the opinion of management, available funds will satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital.

We are not currently conducting any research and development activities, other than negotaiting for the acquisition of a yacht, the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations. Since our inception, and prior to any stock splits, our founding shareholder has loaned the company $500 in cash in exchange for 5,000,000 shares of common stock. This money has been utilized for organizational and start-up costs and as operating capital. As of May 30, 2002 we had sustained operating losses of $6,350 since inception. From July 15, 2002 until August 22, 2002 we conducted a private offering of our securities wherein we raised $124,500 in exchange for 6,220,000 shares of common stock.

We commenced business operations as a yacht chartering company on May 15, 2002 and we do not yet have any results from operations. Prior to May 15, 2002 the company had no business operations. The founding shareholder then sold 6,666,666 shares to Jon Lindquist in exchange for $1,250 in a stock subscription receivable 6,666,666 to Konane Cramer in exchange for $1,250 in a stock subscription receivable. Immediately prior to that date, we had issued 5,000,000 shares to the founder. We issued 6,220,000 shares of common stock in connection with our private placement of common stock in July and August of 2002 for an aggregate 26,620,000 shares outstanding.

The money raised in our private offering is being utilized to fund the acquisition of a yacht in addition to the creation of our web site, initiating marketing and to pay the expenses of this offering. We believe that we have sufficient working capital to conduct our operations for the next twelve months.

Description of Business

Our Background. We were incorporated in California on May 15, 2001.

We intend to provide a broad range of yacht services, initially in Southern California and then throughout the west coast of the United States. Our services will include yacht rental and charter, yacht services, such as the provision of captain, crew, supplies, maintenance, delivery as well as full-scale contracted care of yachts.

We have not yet acquired a yacht and therefore we have not yet generated revenues from our charter services, which will range from day charters to full week charters. We will initially offer "bare boat" or private yacht charters without a crew to qualified individuals with proper certification from the American Sailing Association in San Diego, from a few hours up to one week in duration as well as corporate charters, which are typically 3 to 5 hours and short range. Our officer will not act as captain or crew for our charter services. Instead, for crewed charters we intend to use third party independent contractors for this service to the extent it may be required.

We also intend to enter into contracts or arrangements with other yacht charter companies that can provide that we may use their yachts for our charter services. We intend that those arrangements will permit us to rent those companies' yachts for fixed daily and hourly rental fees ranging from $300 per hour to $3000 per day depending on the size of the yacht. We cannot guaranty that those yachts will be available in the event that we need to rent those yachts to provide our services.

We also intend to generate revenues from yacht management services and a charter ownership program. We have not yet commenced either of these activities. Yacht management services will include managing the yacht for the owners including routine maintenance, repairs and electronics installation. Regular maintenance will include services such as exterior and interior cleaning, bottom cleaning, waxing and zinc replacement.

The charter ownership program is designed to allow our customers to purchase and own a yacht cared for and chartered by us in exchange for a revenue sharing agreement. This program is designed to generate for a customer all the pride of yacht ownership and all the joys of sailing without the usual hassle and expense. The program will be designed so that a customer, based upon approved financing, can purchase a beautiful sailing yacht after which Southwest will charter and maintain the yacht and pay 100% of the operating and maintenance expenses; the customer will earn income every month from our revenue sharing program wherein 50% of the revenues from chartering will go to us and 50% to the customer; and the yacht will be professionally managed and marketed by us. We do not, however, intend to engage in the business of yacht brokering. Instead, we intend to contract with professional brokers and sales outlets. As of the date of this prospectus we have not made any arrangements with any yacht dealer or broker to provide yachts for this program and there can be no assurance that yachts will be available for this program in the future.

The details of the yacht  ownership  program  will  include the  following.
Sailing: Sail up to eight weeks each calendar year of a six year program. That's up to 48 weeks for the customer to enjoy their yacht along the coast of the western United States. Income: The owner will receive monthly revenue depending upon the amount of time the yacht is chartered for use. Operating Expenses: The owner will pay no expenses except payments on the yacht itself and for consumables when the customer sails the yacht. Maintenance: The yacht will be maintained to the most rigorous standards in the industry, a program of meticulous care in accordance with manufacturer ownership manuals. Financing:
Based on conventional financing with 25% down over 15 years, it is anticipated that revenue from the program will exceed the monthly mortgage payment. Ultimately, we intend to offer lease options and short term loans for the down payment. Duration: a six season program. Ultimately we intend to offer shorter programs as our results of operations permit. Extension: We will also offer an extension of the management program for up to three additional years. Roll-over:
We also intend to offer an up-front guaranteed trade value for the yacht at the conclusion of the program if the customer's long-term plan includes a commitment to buy their next yacht through our program.

We intend to use subcontractors on a per job basis for various services that we provide. Those subcontractors will be paid by us when we are paid by the client. Subcontractors for our charter services may include, but will not be limited to, the following: captains, deckhands, stewards, cooks, caterers, entertainment, and bartenders. Other subcontractors that we may use will include yacht repair persons and skilled electronics installers.

We intend to be a professional source that the yacht owner or enthusiast will utilize for all their yachting requirements, including acquisition through our charter ownership program or providing consulting services for yacht purchases, overseeing delivery to a foreign destination, recruiting captain and crew, procuring and supervising quality subcontract repairs and routine maintenance, and providing yacht charter cruises. We intend to provide high quality customer service, which we hope will result in repeat and referral business.

In order to provide the above services, we need to develop our website. We also intend to establish relationships with various parties including yacht owners, sellers, brokers, lessors, charter agents, maintenance suppliers, industry professionals and specialists, captains, crew, engineers, designers, insurance agents, legal advisors, and government agents. Our office facilities are located in San Diego, California, giving us a presence in what we believe is one of the world's largest luxury yacht markets. We also intend to expand and conduct operations in other California cities such as Newport Beach, Long Beach, Los Angeles, Santa Barbara, Alameda and San Francisco. Ultimately we intend to expand our operations to Oregon, Washington and Hawaii.

We anticipate that we will develop our website so that it will function as a means for clients to access our range of services and communicate with us. In California, the chief means of contact will be in person, by mail, e-mail, phone or fax, although we anticipate that a significant portion of our business will be conducted away from the office or at the client's location. We believe that we must be accessible via multiple types of communication systems, such as cellular phone and email, so that prospects and clients can always reach us.

We anticipate that we will rely upon effective business systems to grow our business. We intend to develop an information database to capture client data for future business development, which will cue our management follow-up calls to brokers and clients for a regular check up to ensure they are satisfied with current services. As with many other luxury purchases, luxury yacht purchases are often cyclical with some clients upgrading to new models every 2 or 3 years. We hope to serve these clients in making these upgrade purchases. However, we expect that other clients will maintain their original yacht, but make use of relevant maintenance services through us.

Our business, as well as the entire recreational boating industry, is highly seasonal, with seasonality varying in different geographic markets. We expect to realize significantly lower sales and operations in winter months in climates that are characterized by cold temperatures or severe weather. However, we anticipate activity to generally fluctuate with seasonal changes. Our business could become substantially more seasonal as we expand operations into colder regions of the United States. In addition, weather conditions adversely impact our operating results. For example, drought conditions, reduced rainfall levels, and excessive rain may force boating areas to close or render boating dangerous or inconvenient, thereby curtailing customer demand for our products. In addition, unseasonably cool weather and prolonged winter conditions may lead to shorter selling seasons in certain locations. Hurricanes and other storms could result in the disruption of our proposed Caribbean operations or damage to our proposed boat inventories and facilities. As a result, our operating results in some future quarters could be below our expectations.

Our website will be designed to display contact information and provide a general description of the services that we provide as well as links to resources of interest to yacht owners. We believe that there is a need in the yacht industry for clients to obtain timely and comprehensive services. We hope to fulfill this need by means of our website, which we intend to further develop to provide one-stop shopping and support for clients and prospective clients.

Marketing Strategy. We intend to serve the west coast high-end luxury yachting market through relationship marketing and our website. We will begin by providing service in the San Diego region, central to the southern California yacht market, by approaching existing yacht owners to act as charter agents. Yacht services such as care-taking or maintenance, making travel arrangements and brokering captains and crew, yacht delivery world-wide, yacht sales and general yachting related services will be provided initially in San Diego, Orange, and Los Angeles counties. The southern California region is second only to Florida in the U.S. market for luxury yachts and services. We intend to be competitive in price to satisfy those clients who are price shoppers. However, we intend to provide high quality services, which we believe will attract loyal clients for whom price will be a secondary consideration. We will promote our services primarily by means of our website, but also by relationship-building with yacht brokers, articles and advertisements in trade publications such as Yachts International, duPont Registry, Yachting, Yachting World, Sea Magazine and Sail, Sailing, Ocean Navigator, The Practical Sailer, as well as by reputation and word-of-mouth. Our objective is to establish our reputation of providing preeminent services to luxury yacht owners and users of yacht services initially in San Diego, Orange and Los Angeles counties. Our strategy is to provide clients with exceptional personal service and access to products and services. Key elements of our strategy include cultivating relationships with existing and potential clients; cultivating relationships with third party providers of maintenance and repair products and services; promoting our website and expand its capabilities; and expanding operations in the southern California and throughout the west coast.

Competition. The market for luxury yacht sales and services is very competitive. We compete primarily with single-location boat dealers and yacht brokers with respect to brokering sales or providing consulting services for yacht purchases and overseeing delivery to a foreign destination. We also compete with national specialty marine parts and accessories stores, catalog retailers, sporting goods stores, and mass merchants with respect to sales of marine parts, accessories, services and equipment.

We also compete with other providers of yacht charter services and with cruise ship lines and other forms of vacation choices and types of recreation. In addition, several of our competitors, especially those selling marine equipment and accessories, are large international, national or regional businesses that have substantial financial, marketing, and other resources. Private boat charters are additional competition.

Additionally, the market for similar products and services offered over the Internet is highly competitive. There are no substantial barriers to entry in these markets, and we expect that competition will continue to intensify. Our yacht purchasing and maintenance services compete against a variety of Internet and traditional boat and other recreational equipment purchasing services as well as boat manufacturers, yacht brokers and yacht maintenance companies. Therefore, the competitive factors faced by both Internet commerce companies as well as traditional, offline companies within the boating equipment and service industries affect us. To compete successfully in the marketplace as an Internet-based commercial entity, we must significantly increase awareness of our services and brand name.

We anticipate we will compete with other entities which maintain similar commercial websites including buymarine.com, yachtworld.com, boating.com, boattraderonline.com, boatowners.com and boat-yachts.com. In addition, all major cruise companies, yacht manufacturers and other boating industry players have their own websites and many have recently launched or announced plans to launch online buying services. For example, Campers & Nicholsons, or C&N, which is based overseas with a long-established history and reputation, uses traditional means such as relying on referrals, direct mail and high-end catalogue to generate leads. However, C&N also has a website, cnconnect.com, but mostly relies upon this means of communication to generate calls to brokers. On the other hand, Yachtstore generates the majority of its business from its website, where a buyer can conduct transactions from yacht purchases to charter arrangements without speaking to a live broker. We also compete with yacht charter or maintenance companies, as well as yacht manufacturers and dealers. Such companies may already maintain or may introduce websites which compete with ours.

Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. These companies might be willing to sacrifice profitability to capture a greater portion of the market for yacht sales, service or charters, or pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal growth objectives.

Intellectual Property. We do not presently own any patents, trademarks, copyrights, licenses, concessions or royalties. Our success may depend in part upon our ability to protect our trade name, preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that these agreements will not be breached; we would have adequate remedies for any breach; or our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Government Regulation. Yacht maintenance and charter operations are subject to extensive regulation, supervision, and licensing under various federal, state, and local statutes, ordinances, and regulations. For example, broker services require sales licenses in most states, and boats under charter must adhere to U.S. Coast Guard standards, including safety regulations such as those for life-saving equipment, and are subject to various vessel inspection and testing requirements. Also, vessel manufacturers must certify yachts and all recreational powerboats sold in the U.S. meet U.S. Coast Guard standards. These certifications specify standards for the design and construction of yachts and other powerboats. In addition, yacht safety is subject to federal regulation under the Boat Safety Act of 1971. The Boat Safety Act requires boat manufacturers to recall products for replacement of parts or components that have demonstrated defects affecting safety. In addition, boats manufactured for sale in other countries must be certified to meet standards in those jurisdictions.

Certain states have required or are considering requiring a license to operate a recreational boat. These licensing requirements are not expected to be unduly restrictive. They may, however, discourage potential first-time buyers, which could hinder our ability to generate revenues. In addition, certain state and local governmental authorities are contemplating regulatory efforts to restrict boating activities on certain inland bodies of water. While the scope of these potential regulations is not yet known, their adoption and enforcement could significant reduce our revenues. Changes in federal and state tax laws, such as an imposition of luxury taxes on new boat purchases, also could influence consumers' decisions to purchase products we offer and could have a negative effect on our sales. For example, during 1991 and 1992, the federal government imposed a luxury tax on new recreational boats with sales prices in excess of $100,000, which coincided with a sharp decline in boating industry sales from the late 1980s compared to 1992.

Our business or that of our subcontractors may involve the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials, such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline, and diesel fuels. Accordingly, we could be subject to regulation by federal, state, and local authorities establishing investigation and health and environmental quality standards, and liability related thereto, and providing penalties for violations of those standards.

In particular, the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA or Superfund, imposes joint, strict, and several liability on owners or operators of facilities at, from, or to which a release of hazardous substances has occurred; parties who generated hazardous substances that were released at such facilities; and parties who transported or arranged for the transportation of hazardous substances to such facilities.

A majority of states have adopted Superfund statutes comparable to and, in some cases, more stringent than CERCLA. In addition, operations conducted on waterways are subject to federal or state laws regulating navigable waters

(including oil pollution prevention), fish and wildlife, and other matters.

Additionally, Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations.

Research and Development. We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future.

Employees. As of the date of this prospectus, we employ one part time employee. We anticipate that we will not hire any additional employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will use the services of independent contractors and consultants for the various services that we provide.

     Facilities. Our executive, administrative and operating offices are located at 3862 Riviera Drive, Suite 401, San Diego, California 92109.

Description of Property

Property held by us. As of the date of this prospectus we did not own any property.

Our Facilities. Our executive, administrative and operating office is approximately 150 square feet and is located in the personal residence of Mr. Kaeder, our president director. We have complete ownership of this office and we do not share this office with any other business. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate. Mr. Kaeder currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Kaeder does not expect to be paid or reimbursed for providing office facilities. Our financial statements will reflect, as occupancy costs, the fair market value of that space, which is approximately $500 per month. That amount will be included in the financial statements as additional capital contribution by Mr. Kaeder.

Certain Relationships and Related Transactions

In connection with the organization of Southwest, and prior to any stock splits, the founding shareholder of our company loaned $500 cash to the company in exchange for which he was issued 5,000,000 shares of common stock on May 1, 2002. Prior to any other offering we conducted a four for one forward split of its common stock such that the 5,000,000 outstanding shares became 20,000,000 outstanding shares. On July 1, 2002, our founder sold 6,666,666 of these shares to Jon Lindquist in exchange for $1,666.66. Also on July 1, 2001, he sold 6,666,666 of these shares to Konane Cramer in exchange for $1,666.66. From July

15, 2002 to August 22, 2002 Southwest conducted a private offering of its securities in which 6,220,000 shares of common stock were sold for total proceeds of $124,500. This offering is for 6,220,000 shares of post split common stock.

We have no formal written employment agreement or other contracts with our officer, and there is no assurance that the services to be provided by him, and facilities to be provided by him, will be available for any specific length of time in the future. Mr. Kaeder anticipates initially devoting 20 hours per week of time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. Kaeder is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with additional employees will be determined if and when such arrangements become necessary.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of the date of this prospectus, there were 107 record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors in accordance with California law.

     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by Erin Kirkpatrick, Attorney at Law, 440 West C Street, Suite 120, San Diego, California.

                                     EXPERTS

Our financial statements appearing in this prospectus which is part of a Registration Statement have been audited by Seigal Smith, LLP and are included in reliance upon such reports given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                            SOUTHWEST CHARTERS, INC.
                          [A Development Stage Company]
                              FINANCIAL STATEMENTS

                                    CONTENTS

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Independent Auditors' Report.......................                   F-1
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Balance Sheet......................................                   F-2
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Statement of Operations, for the period from                          F-3
   inception on May 15, 2001 to May 30, 2002
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Statement of Cash Flows, for the period from                          F-4
   inception May 15, 2001 to May 30, 2002
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Statement of Stockholders' Equity, from inception                     F-5
   on May 15, 2001 to May 30, 2002
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Notes to Financial Statements......................                 F-6-9
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                                       34

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholder
Southwest Charters, Inc.

We have audited the accompanying balance sheet of southwest Charters, Inc. (a development stage company) as of May 31, 2002 and the related statement of operations, shareholders' equity (deficit) and cash flows for the period from inception (May 16, 2001) to May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwest Charters, Inc. as May 31, 2001, and the results of operations and their cash flows for the period from inception (May 16, 2001) to May 31, 2002, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company cannot successfully implement its operating plan without raising additional capital. This condition raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SIEGEL  SMITH, LLP
Certified Public Accountants

Solana Beach, California
June 14, 2002

                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
                                  Balance Sheet
                From Inception, May 16, 2001 through May 31, 2002

ASSETS


         Current Assets
                  Cash                                               $       500

                     Total current assets                                    500

         Fixed Assets

                       Total Assets                                 $        500

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


         Current Liabilities
                  Note payable (related party)                     $       500
                  Accrued liabilities                                   (3,850)

                    Total current liabilities                           (4,350)

         Long Term Liabilities

         Stockholders' Equity (Deficit)
                  Common stock                                          (2,500)
                  Accumulated deficit during
                  development stage                                     (6,350)

                    Total stockholders' deficit                         (3,850)

                     Total Liabilities and Stockholders'
                                    (Deficit)                       $       500

                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
                                Income Statement
                From Inception, May 16, 2001 through May 31, 2002


Revenue                                              $               0

Expenses
         General and administrative expenses                     6,350

              Net Loss from Operations                          (6,350)


Income Tax Expense

              Net Loss                               $          (6,350)

                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows
                From Inception, May 16, 2001 through May 31, 2002

Cash Flows From Operating Activities
         Net Loss                                                  $    (6,350)

         Adjustments to reconcile net income to net cash provided
         by operating activities:
                  Non cash expenses                                       2,500
                  Changes in:
                  Accrued liabilities                                     3,850

Net Cash Used in Operating Activities                                       0

Cash Flows from Investing Activities                                        0

Net Cash Used by Investing Activities                                       0

Cash Flows from Financing Activities
                  Note proceeds                                            500

Net Cash Provided by Financing Activities                                 500

                  Net Increase in Cash                                    500

         "Cash, beginning of the year"                                      0

         "Cash, May 31"                                       $           500

Supplemental Non Cash Investing and Financing Activities:
The Company issued 5,000,000 founder shares to the Incorporator for the establishment of the Company.
The value was $2,500.

Supplemental Information:
                  Interest paid                               $             0
                  Taxes pai                                   $            0

                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
              Statement of Changes in Stockholder's Equity (Deficit
                From Inception, May 16, 2001 through May 31, 2002

                                         Common Stock              Accumulated
Date              Description         Shares        Amount   Deficit  Total
May 25, 2001      Shares issued       5,000,000    $2,500   $$2,500

May 31, 2002      Net loss                                   (6,350)  (6,350)
Total                                 5,000,000    $2,500   $(6,350) $(3,850)

                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2002

1.       Organization and summary of significant accounting policies
         Organization
     Southwest Charters, Inc. formerly Accumasters.com, Inc. (the "Company"), a California corporation, was formed on May 16, 2001. The Company was originally organized to conduct any business allowed by the California Corporation statute. In May 2002 the Company adopted a business plan to purchase a sailboat and place the boat in a charter fleet. The Company has not commenced these operations and, therefore, is considered to be in the development stage.

         Accounting Method
         The Company records income and expenses on the accrual method.

         Fiscal Year End
         ---------------
         The Company's year-end is May 31.

         Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes
         The Company reports certain expenses differently for financial and tax reporting purposes and, accordingly, provides for the related deferred taxes. Income taxes are accounted for under the liability method in accordance with SFAS 109, Accounting for Income Taxes.

         Cash and Cash Equivalents
         The Company considers all liquid investments with the maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

         Comprehensive Income
         The Company has adopted SFAS 130, Reporting Comprehensive Income, which establishes standards for reporting comprehensive loss and its components in the financial statements. To date, the Company's comprehensive loss equals its net loss.

         Reportable Operating Segments
         SFAS 131, Segment Information, amends the requirements for companies to report financial and descriptive information about their reportable operating segments. Operating segments, as defined in SFAS 131, are components of an enterprise for which separate financial information is available and is evaluated regularly by a company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance. The Company intends to operate one business and operating segment.

         New Accounting Pronouncements
         In December 1999, the Staff of the Securities and Exchange Commission released Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition, to
provide guidance on the recognition, presentation and disclosure of revenues in financial statements. In June 2000, the SEC staff amended SAB 101 to provide registrants with additional time to implement SAB 101. The Company will be required to adopt SAB 101 by the fourth quarter of fiscal 2001. Upon commencement of operations, the Company intends to adopt the revenue recognition practices to conform to SAB No. 101. Furthermore, the Company does not expect the adoption of SAB 101 to have a material effect on its financial position or results of operation.

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 will be effective for the Company's year ending December 31, 2001. The Company does not expect any impact from the adoption of this statement on the Company's financial position, results of operations or cash flows.

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 (SOP 98-5), Reporting on the Costs of Start-Up Activities. SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As the Company has not yet begun operations, all costs associated with start-up activities are expensed as incurred.

         In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 (SOP 98-1), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specific costs and amortization of such costs. The company intends to implement SOP 98-1 when operations commence and anticipates no impact on the Company's financial position or results of operations.

2.       Shareholders' equity
         Preferred stock
         The Company has authorized 10,000,000 of no par preferred stock. As of May 31, 2002 there were no shares issued and outstanding.

         Common stock
         The Company has authorized 100,000,000 of no par common stock. On May 25, 2001 the Company issued 5,000,000 shares, of stock to the original incorporator, (Note 5).

3.       Commitments
         The Company has made no material commitments.

4.       Notes Payable
         The Company has opened a bank account with a loan from the Company's sole shareholder, founder and director. The loan is dated May 28, 2002 is due on demand and is unsecured. The loan bears interest at ten percent (10.0%) annually. Interest from the date of the note through May 31, 2002 was insignificant therefore no interest expense was recorded as of May 31, 2002 (See Note 5).

5.       Related Party
         The original incorporator of the Company received 5,000,000 shares of stock for his efforts in forming the Corporation and related start-up activities. The value assigned to these shares was $2,500.

         The Company has opened a bank account with a $500 loan from the Company's sole shareholder, founder and director. Details of the note payable can be found in Note 4 above.

         The Company uses office space and the mailing address of the original incorporator and director, without charge, as its address of record. The cost associated with this through May 31, 2002 is minimal.

         The original incorporator has made contributions of time to the Company without compensation for his efforts organizing the Company. The Company estimates the market value of the time and services contributed for administrative matters to be immaterial at May 31, 2002. In the future, this individual intends to contribute time and services to the Company without compensation. The Company intends to record the market value of these services when the time devoted becomes significant.

6.       Provision for Income Taxes
         As of May 31, 2002, Southwest Charters, Inc. has a federal net operating loss carry forward of approximately $3,500. The net operating loss carry forward will expire in 2018 if not utilized. Utilization of the net operating loss and tax credit carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss and tax credit carry forwards before utilization.

         Because the Company may not receive any benefit for its historical operating losses, Axtion Foods, Inc. has provided a full valuation allowance against its deferred tax asset. Significant components of net deferred tax assets at December 31, 2000 consist of the following:

            Net operating loss carry forward..........................   $3,500
                                                                         ------

            Total deferred tax assets.................................      500

            Valuation allowance......................................      (500)
                                                                           -----

            Net deferred tax assets.................................   $     --
                                                                          ======
7.       Going concern
         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Since inception, the Company has not been engaged in any significant organizational activities and has not begun operations. Through May 31, 2002, the Company had incurred losses of $6,350. Successful implementation of the Company's business plan is dependent upon obtaining financing in order to have the necessary resources to acquire inventory, develop a web site and develop a market for the Company's product. The Company's management believes that if the financing is not successful, the business plan will be seriously inhibited.

                            SOUTHWEST CHARTERS, INC.

                          [A Development Stage Company]


                                6,220,000 Shares


                                  Common Stock


                                 $0.10 Per Share





                                   -----------

                                   PROSPECTUS

                                   -----------



                            SOUTHWEST CHARTERS, INC.

                               3862 Riviera Drive

                                    Suite 401

                               San Diego, CA 92109

                            Telephone (858) 270-4701



                                     , 2002

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Twelve of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or o for unlawful payments of dividends or unlawful stock purchase or redemption by us. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution are set forth below.



======================================== ==================== ===============
Registration Fees                        Approximately        $181.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately        $650.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately        $15,000.00
---------------------------------------- -------------------- ---------------
Printing Fees                            Approximately        $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately        $5,000.00
======================================== ==================== ===============



Recent Sales of Unregistered Securities

In connection with the organization of Southwest, and prior to any stock splits, the founding shareholder of our company loaned $500 cash to the company in exchange for which he was issued 5,000,000 shares of common stock on May 1, 2002. This sale was conducted pursuant to the exemption from registration provided for by Section 4(2) of the Securities Act of 1933. Prior to any other offering we conducted a four for one forward split of its common stock such that the 5,000,000 outstanding shares became 20,000,000 outstanding shares. On July 1, 2002, our founder sold 6,666,666 of these shares to Jon Lindquist in exchange for $1,666.66. Also on July 1, 2001, he sold 6,666,666 of these shares to Konane Cramer in exchange for $1,666.66. These sales were conducted pursuant to the exemptions from registration provided for by Sections 4(1) and 4(2) of the Securities Act of 1933. From July 15, 2002 to August 22, 2002 Southwest conducted a private offering of its securities in which 6,220,000 shares of common stock were sold for total proceeds of $124,500. These sales were conducted pursuant to the exemption from registration provided for by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated there under.


Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
------------

3.1           Articles of Incorporation

3.2           Certificate of Amendment to Articles of Incorporation

3.3           Bylaws

5.            Executed Opinion Re: Legality

10.1          Draft Charter Contract

23.1          Consent of Auditors

23.2          Consent of Counsel



Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933;

(ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b),
Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of San Diego, State of California, on September 2, 2002.

Southwest Charters, Inc.,
a California corporation



/s/ Kennan Kaeder
--------------------------------------------
Kennan Kaeder
principal executive officer
president, director



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Kennan Kaeder                                        September 2, 2002
--------------------------------------------
Kennan Kaeder
principal executive officer
president, director

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
------------

3.1           Articles of Incorporation

3.2           Certificate of Amendment to Articles of Incorporation

3.3           Bylaws

5.            Executed Opinion Re: Legality

10.1          Draft Charter Contract

23.1          Consent of Auditors

23.2          Consent of Counsel

     Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                            Southwest Charters, Inc.

ARTICLE I

         The name of this corporation is Southwest Charters, Inc.

                                   ARTICLE II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

         The name and address in the State of California for the corporation's initial agent for service of process is Kennan E. Kaeder, Attorney at Law, 110 West "C" Street, Suite 1904, San Diego, California 92101.

                                   ARTICLE IV



         Section 1. Classes of Stock. This Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock" and referred to either as Common Stock or Common shares and Preferred Stock or Preferred Shares, respectively. The number of shares of Common Stock is 100,000,000, no par value, and the number of shares of Preferred Stock is 10,000,000.

         Section 2. Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter from time to time the designation, powers, preferences, privileges and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                   ARTICLE VI

         This Corporation is authorized to provide indemnification of agents as defined in Section 317 of the California Corporations Code for breach of duty to the corporation and its stockholders through by-law provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Dated: May 16, 2001      /s/ Kennan E. Kaeder
                         Kennan E. Kaeder, Incorporator
--------------------------------------------------------------------------------

         I hereby declare that I am the person who executed the above Articles of Incorporation and such instrument is my act and deed.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                     /s/ Kennan E. Kaeder
                         Kennan E. Kaeder, Incorporator
--------------------------------------------------------------------------------

     Exhibit 3.2

                                     BYLAWS
                                       OF
                            Southwest Charters, Inc.
                           (A CALIFORNIA CORPORATION)


                                    ARTICLE I
                             SHAREHOLDERS' MEETINGS

         SECTION 1. TIME. An annual meeting for the election of directors and for these transaction of any other proper business and any special meeting shall be held on the date and at the time as the Board of Directors shall from time to time fix.

                           Time of Meeting:      Ten o'clock  A.M.

                           Date of Meeting:      The first day of May

         SECTION 2. PLACE. Annual meetings and special meeting shall be held at such place, within or without the State of California, as the Directors may, from time to time, fix. Whenever the Directors shall fail to fix such place, the meetings shall be held at the principal executive office of the corporation.

         SECTION 3. CALL. Annual meetings may be called by the Directors, by the Chairman of the Board, if any, Vice Chairman of the Board, if any, the President, if any, the Secretary, or by any officer instructed by the Directors to call the meeting. Special meetings may be called in like manner and by the holders of shares entitled to cast not less than ten percent of the votes at the meeting being called.

         SECTION 4. NOTICE. Written notice stating the place, day and hour of each meeting, and, in the case of a special meeting, the general nature of the business to be transacted or, in the case of an Annual Meeting, those matters which the Board of Directors, at the time of mailing of the notice, intends to present for action by the shareholders, shall be given not less than ten days (or not less than any such other minimum period of days as may be prescribed by the General Corporation Law) or more than sixty days (or more than any such maximum period of days as may be prescribed by the General Corporation Law) before the date of the meeting, by mail, personally, or by other means of written communication, charges prepaid by or at the direction of the Directors, the President, if any, the Secretary or the officer or persons calling the meeting, addressed to each shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the said principal executive office is located.

         Such notice shall be deemed to be delivered when deposited in the United States mail with first class postage therein prepaid, or sent by other means of written communication addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of notice to be presented by management for election. At an annual meeting of shareholders, any matter relating to the affairs of the corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which the General Corporation Law requires to be stated in the notice of the meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

         SECTION 5. CONSENT. The transaction of any meeting, however called and noticed, and wherever held, shall be as valid as though a meeting was duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the shareholders or his proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the General Corporation Law to be included in the notice if such objection is expressly made at the meeting. Except as otherwise provided in subdivision (f) of Section 601 of the General Corporation Law, neither the business to be transacted at nor the purpose of any regular or special meeting need be specified in any written waiver of notice.

         SECTION 6. CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting--the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, if any, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

         SECTION 7. PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act as his proxy at a meeting or by written action. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it prior to the vote or written action pursuant thereto, except as otherwise provided by the General Corporation Law. As used herein, a "proxy" shall be deemed to mean a written authorization signed by a shareholder or a shareholder's attorney in fact giving another person or persons power to vote or consent in writing with respect to the shares of such shareholder, and "signed" as used herein shall be deemed to mean the placing of such shareholder's name on the proxy, whether by manual signature, typewriting, telegraphic transmission or otherwise by such shareholder or such shareholder's attorney in fact. Where applicable, the form of any proxy shall comply with the provisions of Section 604 of the General Corporation Law.

         SECTION 8. INSPECTORS--APPOINTMENT. In advance of any meeting, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or, if any persons so appointed fail to appear or refuse to act, the Chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election, or persons to replace any of those who so fail or refuse, at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented shall determine whether one or three inspectors are to be appointed.

         The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, if any, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

         SECTION 9. SUBSIDIARY CORPORATIONS. Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one or more subsidiaries.

         SECTION 10. QUORUM; VOTE; WRITTEN CONSENT. The holders of a majority of the voting shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave lessthan a quorum if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented thereat, but no other business may be transacted except as hereinbefore provided.

         In the election of directors, a plurality of the votes cast shall elect. No shareholder shall be entitled to exercise the right of cumulative voting at a meeting for the election of directors unless the candidate's name or the candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for such candidates in nomination.

         Except as otherwise provided by the General Corporation Law, the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting at which a quorum is present shall be authorized by the affirmative vote of a majority of the shares represented at the meeting.

         Except in the election of directors by written consent in lieu of a meeting, and except as may otherwise be provided by the General Corporation Law, the Articles of Incorporation or these Bylaws, any action which may be taken at any annual or special meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Notice of any shareholder approval pursuant to Section 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.

     SECTION 11. BALLOT. Elections of directors at a meeting need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins. In all other matters, voting need not be by ballot.

         SECTION 12. SHAREHOLDERS' AGREEMENTS. Notwithstanding the above provisions in the event this corporation elects to become a close corporation, an agreement between two or more shareholders thereof, if in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or in Section 706, and may otherwise modify these provisions as to shareholders' meetings and actions.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 1. FUNCTIONS. The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of its Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any lawful capacity.

         Each director shall exercise such powers and otherwise perform such duties in good faith, in the manner such director believes to be in the best interests of the corporation, and with care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances. (Section 309).

         SECTION 2. EXCEPTION FOR CLOSE CORPORATION. Notwithstanding the provisions of Section 1, in the event that this corporation shall elect to become a close corporation as defined in Section 186, its shareholders may enter into a Shareholders' Agreement as provided in section 300 (b). Said Agreement may provide for the exercise of corporate powers and by the shareholders, provided however such agreement shall, to the extent and so long as the discretion or powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each shareholder who is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon Directors as provided in Section 300
(d).

         SECTION 3. QUALIFICATION AND NUMBER. A director need not be a shareholder of the corporation, a citizen of the United States, or a resident of the State of California. The authorized number of directors constituting the Board of Directors until further changed shall be one. Thereafter, the authorized number of directors constituting the Board shall be at least three provided that, whenever the corporation shall have only two shareholders, the number of directors may be at least two, and, whenever the corporation shall have only one shareholder, the number of directors may be at least one. Subject to the foregoing provisions, the number of directors may be changed from time to time by an amendment of these Bylaws adopted by the shareholders. Any such amendment reducing the number of directors to fewer than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in writing in the case of action by written consent are equal to more than sixteen and two-thirds percent of the outstanding shares. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

         SECTION 4. ELECTION AND TERM. The initial Board of Directors shall consist of the persons elected at the meeting of the incorporator, all of whom shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation or removal from office. Thereafter, directors who are elected to replace any or all of the members of the initial Board of Directors or who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from an increase in the authorized number of directors which have not been filled by the shareholders, including any other vacancies which the General Corporation Law authorizes directors to fill, and including vacancies resulting from the removal of directors which are not filled at the meeting of shareholders at which any such removal has been effected, if the Articles of Incorporation or a Bylaw adopted by the shareholders so provides, may be filled by the vote of a majority of the directors then in office or of the sole remaining director, although less than a quorum exists. Any director may resign effective upon giving written notice to the Chairman of the Board, if any, the President, the bsecretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to the office when the resignation becomes effective.

         The shareholders may elect a director at any time to fill any vacancy which the directors are entitled to fill, but which they have not filled. Any such election by written consent shall require the consent of a majority of the shares.

         SECTION 5. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as are specified in
Section 317. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

         SECTION 6.  MEETINGS.

 TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

 PLACE. Meetings may be held at any place, within or without the State of California, which has been designated in any notice of the meeting, or, if not stated in said notice, or, if there is no notice given, at the place designated by resolution of the Board of Directors.

     CALL. Meetings may be called by the Chairman of the Board, if any and acting, by the Vice Chairman of the Board, if any, by the President, if any, by any Vice President or Secretary, or by any two directors.

 NOTICE AND WAIVER THEREOF. No notice shall be required for regular meetings for which the time and place have been fixed by the Board of Directors. Special meetings shall be held upon at least four days' notice by mail or upon at least forty-eight hours' notice delivered personally or by telephone or telegraph. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

         SECTION 7. SOLE DIRECTOR PROVIDED BY ARTICLES OF INCORPORATION. In the event only one director is required by the Bylaws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

         SECTION 8. QUORUM AND ACTION. A majority of the authorized number of directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least either one-third of the authorized number of directors or at least two directors, whichever is larger, or unless the authorized number of directors is only one. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors, if any, who were not present at the time of the adjournment. Except as the Articles of Incorporation, these Bylaws and the General Corporation Law may otherwise provide, the act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors.

         Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and participation by such use shall be deemed to constitute presence in person at any such meeting.

         A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action which may be taken is approved by at least a majority of the required quorum for such meeting.

         SECTION 9. CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, the Vice Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if any and present and acting, or any director chosen by the board, shall preside.

         SECTION 10. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office without cause by approval of the holders of at least a majority of the shares provided, that unless the entire Board is removed, an individual director shall not be removed when the votes cast against such removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election of directors at which the same total number of votes were cast, or, if such action is taken by written consent, in lieu of a meeting, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director's most recent election were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or by such written consent. The Board of Directors may declare vacant the office of any director who has been declared of unsound mind by an order of court or convicted of a felony.

         SECTION 11. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the authorized number of directors, may designate one or more committees, each consisting of two or more directors to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such committee. Any such committee, to theextent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors except such authority as may not be delegated by the provisions of the General Corporation Law.

         SECTION 12. INFORMAL ACTION. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         SECTION 13. WRITTEN ACTION. Any action required or permitted to be taken may be taken without a meeting if all of the members of the Board of Directors shall individually or collectively consent in writing to such action. Any such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

                                   ARTICLE III
                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board or a President or both, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article. One person may hold two or more offices.

         SECTION 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

         SECTION 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

         SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be fromtime to time assigned to him by the Board of Directors or prescribed by the Bylaws.

         SECTION 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

         SECTION 8. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

         SECTION 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

         SECTION 10. CHIEF FINANCIAL OFFICER. This officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any director.

         This officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all his transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

                                   ARTICLE IV
                      CERTIFICATES AND TRANSFERS OF SHARES

         SECTION 1. CERTIFICATES FOR SHARES. Each certificate for shares of the corporation shall set forth therein the name of the record holder of the shares represented thereby, the number of shares and the class or series of shares owned by said holder, the par value, if any, of the shares represented thereby, and such other statements, as applicable, prescribed by sections 416 - 419, inclusive, and other relevant Sections of the General Corporation Law of the State of California (the "General Corporation Law") and such other statements, as applicable, which may be prescribed by the Corporate Securities Law of the State of California and any other applicable provision of the law. Each such certificate issued shall be signed in the name of the corporation by the Chairman of the Board of Directors, if any, or the Vice Chairman of the Board of Directors, if any, the President, if any, or a Vice President, if any, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate for shares may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate for shares shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         In the event that the corporation shall issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor, any such certificate for shares shall set forth thereon the statements prescribed by Section 409 of the General Corporation Law.

         SECTION 2. LOST OR DESTROYED CERTIFICATES FOR SHARES. The corporation may issue a new certificate for shares or for any other security in the place of any other certificate theretofore issued by it, which is alleged to have been lost, stolen or destroyed. As a condition to such issuance, the corporation may require any such owner of the allegedly lost, stolen or destroyed certificate or any such owner's legal representative to give the corporation a bond, or other adequate security, sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 3. SHARE TRANSFERS. Upon compliance with any provisions of the General Corporation Law and/or the Corporate Securities Law of 1968 which may restrict the transferability of shares, transfers of shares of the corporation shall be made on the record of shareholders of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes, if any, due thereon.

         SECTION 4. RECORD DATE FOR SHAREHOLDERS. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or be entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance a record date, which shall not be more than sixty days or fewer than ten days prior to the date of such meeting or more than sixty days prior to any other action.

         If the Board of Directors shall not have fixed a record date as aforesaid, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth day prior to the day of such other action, whichever is later.

         A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five days from the date set for the original meeting.

         Except as may be otherwise provided by the General Corporation Law, shareholders on the record date shall be entitled to notice and to vote or to receive any dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

         SECTION 5. REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Share of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President of any other person authorized by resolution of the Board of Directors.

         SECTION 6. MEANING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to assent or consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders record or outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights here there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights there under.

         SECTION 7. CLOSE CORPORATION CERTIFICATES. All certificates representing shares of this corporation, in the event it shall elect to becomes a close corporation, shall contain the legend required by Section 418 (c).

                                    ARTICLE V
               EFFECT OF SHAREHOLDERS' AGREEMENT-CLOSE CORPORATION

         Any Shareholders' Agreement authorized by Section 300 (b) shall only be effective to modify the terms of these Bylaws if this corporation elects to becomes a close corporation with appropriate filing of or amendment to its Articles as required by Section 202 and shall terminate when this corporation ceases to be a close corporation. Such an agreement cannot waive or alter Sections 158 (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 relative to distributions, 111 (merger), 1201(e) (reorganization) or Chapters 15 (Records and Reports, 16 (Rights of Inspection), 18 (Involuntary Dissolution) or 2 (Crimes and Penalties). Any other provisions of the Code or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

                                   ARTICLE VI
                CORPORATE CONTRACTS AND INSTRUMENTS--HOW EXECUTED

         The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purposes or any amount, except as provided in Section 313 of the Corporations Code.

                                   ARTICLE VII
                               CONTROL OVER BYLAWS

         After the initial Bylaws of the corporation shall have been adopted by the incorporator or incorporators of the corporation, the Bylaws may be amended or repealed or new Bylaws may be adopted by the shareholders entitled to exercise a majority of the voting power or by the Board of Directors; provided, however, that the Board of Directors shall have no control over any By-Law which fixes or changes the authorized number of directors of the corporation; provided, further, that any control over the Bylaws herein vested in the Board of Directors shall be subject to the authority of the aforesaid shareholders to amend or repeal the Bylaws or to adopt new Bylaws; and provided further that any By-Law amendment or new By-Law which changes the minimum number of directors to fewer than five shall require authorization by the greater proportion of voting power of the shareholders as hereinbefore set forth.

                                  ARTICLE VIII
                                BOOKS AND RECORDS

         SECTION 1. RECORDS: STORAGE AND INSPECTION. The corporation shall keep at its principal executive office in the State of California, or, if its principal executive office is not in the State of California, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California, and, if the corporation has no principal business office in the State of California, it shall upon request of any shareholder furnish a copy of the Bylaws to date.

         The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees, if any, and of the Board of Directors. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

         SECTION 2. RECORD OF PAYMENTS. All checks, drafts or other orders or payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 3. ANNUAL REPORT. Whenever the corporation shall have fewer than one hundred shareholders, the Board of Directors shall not be required to cause to be sent to the shareholders of the corporation the annual report unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the Secretary of State, pursuant to the provisions of California law, shall direct the sending of the same.

                        CERTIFICATE OF ADOPTION OF BYLAWS

ADOPTION BY INCORPORATOR(S) OR FIRST DIRECTOR(S)

         The undersigned person(s) appointed in the Articles of Incorporation to act as the Incorporator(s) or First Director(s) of the above-named corporation hereby adopt the same as the Bylaws of said corporation. Executed this first day of May, 2000

/s/ Kennan Kaeder
Signature

Kennan Kaeder
Print Name

THIS IS TO CERTIFY:

         That I am the duly-elected, qualified and acting Secretary of the above-named corporation; that the foregoing Bylaws were adopted as the Bylaws of said corporation on the date set forth above by the person(s) appointed in the Articles of Incorporation to act as the Incorporator(s) or First Director(s) of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal this sixteenth day of May, 2001.

/s/ Kennan Kaeder
Secretary

(SEAL)

                           CERTIFICATE BY SECRETARY OF
                         ADOPTION BY SHAREHOLDERS' VOTE.



THIS IS TO CERTIFY:

         That I am the duly elected, qualified and acting Secretary of the above-named corporation and that the above and foregoing Code of Bylaws was submitted to the shareholders at their first meeting held on the date set forth in the Bylaws and recorded in the minutes thereof, was ratified by the vote of shareholders entitled to exercise the majority of the voting power of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand this May 16, 2001.

/s/ Kennan Kaeder
Secretary

     Exhibit 3.4

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                            SOUTHWEST CHARTERS, INC.

     We, the undersigned President and Secretary of Southwest Charters, Inc. do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened and held on July 1, 2002, adopted a resolution to amend the Articles of Incorporation as follows:

                  Article II is hereby amended to read as follows:

     Section 1. Authorized Shares. The total number of shares of common stock which this Corporation is authorized to issue is 100,000,000 shares of Common Stock at no par value per share.

                  (a) The outstanding common stock shall be forward split 4 for 1 such that the 5,000,000 shares common stock currently outstanding will be split 4 for 1 and become 20,000,000 shares of common stock outstanding.

         This amendment was also approved by a majority of the shareholders of the Corporation by a written consent in lieu of a special meeting. The number of shares outstanding and entitled to vote on the share authorization amendment to the Articles of Incorporation is 5,000,000; said change and amendment have been consented to by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           /s/ Kennan E Kaeder
                           Kennan E Kaeder, President
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           /s/ Kennan E Kaeder
                           Kennan E Kaeder, Secretary
--------------------------------------------------------------------------------

     Exhibit 3.3

                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                            SOUTHWEST CHARTERS, INC.

     1. The undersigned President and Secretary of Southwest Charters, Inc., do hereby certify:

2. That the Board of Directors of said corporation at a meeting duly convened, held on the 1st day of May 2002, adopted a resolution to amend the original articles as follows:

3.       Article I is hereby amended to read as follows:

                                    ARTICLE I
                                 CORPORATE NAME

     The name of the corporation is Southwest Charters, Inc. (the "Corporation")

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the Shareholders in accordance with
         Section 902 of the of the California Corporations Code. The total number of outstanding shares of the corporation is 100,000,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Date: May 1, 2002                                  /s/ Kennan E. Kaeder
                                                     Kennan E. Kaeder(President)


                                                     /s/ Kennan E. Kaeder

                                                     Kennan E. Kaeder(Secretary)





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



     Exhibit 4.1

             INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

-----------------------

-----------------------
-----------------------
No.         Shares
-----------------------

                             The State of California

[LOGO]

                            Southwest Charters, Inc.
           One Hundred Million Common Shares Authorized, No Par Value

     This Certifies That SPECIMEN is the owner of Common Shares $0.001 par value each of the Capital
Stock of

                            Southwest Charters, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said corporation has caused this Certificate to be signed by its duly authorized officers, and to be sealed with the Seal of the Corporation this day of At

[SEAL]

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     President                                      Secretary
--------------------------------------------------------------------------------

                               SHARES NO PAR VALUE EACH

                                   CERTIFICATE
                                       FOR
                                     SHARES

[SEAL APPEARS HERE]

OF THE
CAPITAL STOCK

SOUTHWEST CHARTERS, INC.
ISSUED TO

DATED

For Value Received              hereby sell, assign and transfer unto

Shares of the Capital Stock represented by the written Certificate and do hereby irrevocably constitute and appoint to transfer the said Stock on the books of the within named corporation with full power of substitution in the premises.

Dated

In presence of

     NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORESPOND WITH THE NAME AS WRITTEN ON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR
WITHOUT ALTERATION AND ENLARGEMENTS OR ANY CHANGE WHATEVER

     Exhibit 5.1

                                Erin Kirkpatrick
                         444 West "C" Street, Suite 120
                           San Diego, California 92101
                             Telephone 619-405-0711
                             Facsimile 619-236-8182

September 2, 2002

Board of Directors
Southwest Charters, Inc.
3862 Riviera Drive
Suite 401
San Diego, Ca 92109


Re:       Southwest Charters, Inc.
          Registration Statement on Form SB-2


Dear Mssrs:

         I have been retained by Southwest Charters, Inc. ("SOUTHWEST") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by SOUTHWEST with the Securities and Exchange Commission relating to the offering of 6,620,000 shares of common stock of SOUTHWEST. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

                  In connection with the request, we have examined the following:

         1.       Articles of Incorporation of SOUTHWEST;

         2.       Bylaws of SOUTHWEST;

         3.       The Registration Statement; and

         4. Unanimous consent resolutions of SOUTHWEST's Board of Directors.

         I have examined such other corporate records and documents and have made such other examinations as we have deemed relevant. Based on the above examination, I am of the opinion that the securities of SOUTHWEST to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of California.

         I consent to my name being used in the Registration Statement as having rendered the foregoing opinion and as having represented SOUTHWEST in connection with the Registration Statement.

Sincerely,


/s/ Erin Kirkpatrick
Erin Kirkpatrick

     Exhibit 10.1


Charterers Name                                                    Booking #
-----------------------------------------------              -------------------

Southwest Charters, Inc. Terms and Conditions

1. Competence: The Charterer warrants the accuracy of the sailing resume submitted to Southwest Charters, Inc. The Charterer further warrants that he/she is experienced and competent in the handling and operation of craft of the same ge4neral type and size as the yacht herein chartered and is capable of assuming the responsibilities of Skipper in respect of crew control, practical knowledge of seamanship, pilotry and Rules of the Road. The Charterer shall not delegate any of these duties to any person not equally qualified.
     2. Delivery: Southwest Charters shall turn over the yacht to the Charterer staunch, clean and in full commission, ready for service. The Charterer shall be responsible for examining the yacht before departure and to ascertain whether the Yacht is staunch and strong and properly outfitted for the intended purpose for the duration of the charter. Acceptance of the yacht at the time by the Charterer constitutes full performance and compliance with all obligations and warranties of Southwest Charters. Southwest Charters may allow credit, prorata, of charter fees covering periods of delay in delivery: but should it be impossible of Southwest Charters to make delivery as stipulated through causes beyond it's control, or substitute a yacht of similar length, and should such delivery not be made within 24 hours thereafter, then this agreement may be cancelled by the Charterer and any fee paid in advance shall be returned to the Charterer. Should the Charterer not be present or not ready to accept delivery of the yacht for whatever reason at the specified time and place, Southwest Charters reserves the right to reset the time of delivery within a 24 hour period thereafter.
3. Charter Fee: The Charterer agrees with Southwest Charters to charter and take for hire the Yacht. A deposit of 50 per cent (50%) of the charter fee is payable as the reservation deposit with the contract and Balance Due as per the attached Statement of Account shall be payable forty five (45) days prior to Start Date. The Statement of Account is part of this agreement and the Charterer shall adhere to the payment terms. In the event that the Charterer does not adhere to the payment terms, Southwest Charters may cancel this charter. The Charterer authorizes payment made by credit cards to be processed and paid to Southwest Charters.
4. Cancellation: All cancellations by the Charterer must be given to Southwest Charters in writing. Cancellations are subject to the following charges: For cancellation 90 or more days prior to the charter start $300.00 For cancellation 46 to 89 days prior to chart start date: 50% of charter fee For cancellation 45 days or less, the entire invoice amount shall be non-refundable All cancellation service fees are non-refundable and will not be held as credit towards future charters.
     5. Running Expenses: The Chatterer agrees to pay any additional running expenses during the term of the charter, which have not been prepaid as part of the charter package. Such additional running expenses may include, but are not limited to, food and other consumable stores, pilotage, port charges, customs and provisions and supplies for the Charterer and party. 6. Restrictions of Use:
The Yacht shall be sailed only by individuals included on the sailing resume submitted to Southwest Charters, the Charterer and subject to the acceptance of such individuals at the commencements of the charter by Southwest Charters as competent. The Charterer expressly agrees that in the event that no such acceptance is made, Southwest Charters may require that a qualified skipper by employed on the yacht by the Charterer for the whole or part of the charter period at the Charterer's expense. The yacht shall be employed exclusively as a pleasure vessel during the term of the charter and shall not transport merchandise or carry passengers for payment, or engage in any trade nor in any way violate the laws of the United States of America, or any other government within the jurisdiction of which the Yacht may be at the time, and shall comply with the law in all other respects. For Charters in the BVI: The Charterer shall not sail or permit the Yacht to be sailed out the waters of the United
                  States
The Charterer shall not sail the Yacht after one and half hours before sunset or before half an hour after sunrise. The Charterer shall at all times when docked, anchored or moored take every precaution to secure the dinghy and outboard in such a manner as to prevent theft with the equipment provided for this purpose. The Charterer shall also ensure that the Yacht is at all times operated in a seamanlike manner with due regard being paid to the preservation of the Yacht and it's equipment and in accordance with any instructions given to the Charterer or to any member of his party by Southwest Charters.
     7. Insurance: Southwest Charters shall provide and maintain full force and effect with respect to the Yacht: (a) Hull Insurance (b) Protection and Indemnity cover with limits of $500,000 total coverage. (c) Mandatory Security Insurance (Collision Damage Waiver) The Charterer shall be required to purchase the Security Insurance coverage which shall, except as provided to the contrary elsewhere in the agreement, afford the Charterer protection against loss or damage (including any deductible) to the Yacht, it dinghy and equipment. The Charterer being an additional insured under the said policy, shall comply with and be bound by the terms, conditions and limitations of said policy and shall co-operate with Southwest Charters in the event of any claim or suit. In the event of any loss, accident, breakdown or disaster, the Charterer shall give immediate notice of the same to Southwest Charters. In such an event, the Charterer shall take all steps reasonably possible to preserve the Yacht and it's equipment, but shall not attempt to make any repairs without specific authorization from Southwest Charters. Southwest Charters and the owner of the Yacht accept no responsibility in respect of loss, accident, breakdown or disaster beyond the risks covered by the insurance specified herein and the Charterer agrees to hold harmless Southwest Charters, it's officials, agents and employees and the said owner from any and all loss or liability for injury or damage caused to any person or property in connection with the Yacht while on charter hereunder. Without prejudice to the generality of the foregoing, the Charterer specifically agrees to assume all responsibility and liability for, and to indemnify Southwest Charters, it's officials, agents and employees and the said owner in respect of accidents, injuries or death due to swimming or the use of snorkels, masks or allied equipment or scuba equipment, whether or not any such equipment has been provided by Southwest Charters. Furthermore, Southwest Charters and the owner accept no responsibility for any allegedly defective condition of the Yacht and give no warranty, implied or otherwise, with respect to the Yacht, related equipment or anything supplied including but not limited to any outboard motor, dinghy, fuel, water, ice or provisions. The Charterer remains liable for any damage or loss in excess of insurance coverage provided by Southwest Charters or for gross negligence or intentional act, which is not covered by the insurance policy.
     8. Return of the Yacht: The Charterer shall deliver the Yacht to Southwest Charter's base in the location where the boat was chartered or to such other location as Southwest Charter's advise the Charterer, on or before noon on the last day of the charter period with all equipment aboard, free of any indebtedness or liens incurred by the Charterer, clean and in the same condition as that in which it was received, normal wear and tear from ordinary usage excepted, and if necessary having properly cleared customs. If for any reason the Yacht shall not be delivered as aforesaid, the Charterer shall pay losses sustained by Southwest Charters' resulting from such delay including part or whole of the charter fee for the next succeeding charter.
         In the event that the Charterer shall leave the Yacht at any location other than that specified in this clause he shall be liable for delivery costs to the location so specified in addition to any other loss by Southwest Charters as aforesaid.
     9. Non-Assignability: This Agreement is personal to the Charterer and may not be assigned by him without the previous written approval of Southwest Charters. Any purported assignment hereof in contravention of the terms of this clause shall be without effect. 10. Interpretation: In this Agreement where the context so admits the masculine gender shall be deemed to include the feminine and neuter and the singular shall be deemed to include the plural.
     I agree to the above terms and conditions for my entire crew/charter party and myself.


     Charter Name____________________       Signature________________Date_______

     Exhibit 23.1
                                  Exhibit 23.1

                             CONSENT OF SEIGEL SMITH
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Southwest Charters, Inc., of our report dated October 31, 2001 relating to the June 30, 2001 financial statements of Southwest Charters, Inc., which appears in such Prospectus.


/s/ Seigel Smith LLP
Seigel Smith LLP

September 2, 2002

     Exhibit 23.2

                                Erin Kirkpatrick
                         444 West "C" Street, Suite 120
                           San Diego, California 92101
                             Telephone 619-405-0711
                             Facsimile 619-236-8182

September 2, 2002
                                    CONSENT

         I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Southwest Charters, Inc.



Yours truly,


/s/ Erin Kirkpatrick
Erin Kirkpatrick